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                                                                    EXHIBIT 99.2

                                            FOR: SKILLSOFT PLC

                                                 COMPANY CONTACT:
                                                 Tom McDonald
                                                 Chief Financial Officer
                                                 (603) 324-3000, x4232

                                                 INVESTOR CONTACTS:
                                                 Michael Polyviou/Peter Schmidt
                                                 Financial Dynamics
                                                 (212) 850-5748

             SKILLSOFT ANNOUNCES AGREEMENT TO ACQUIRE NETG FROM THE
                              THOMSON CORPORATION

         NETG TO COMPLEMENT SKILLSOFT'S CAPABILITIES FOR SERVING GLOBAL
                            CORPORATE TRAINING MARKET

NASHUA, N.H., Oct 25 -- SkillSoft PLC (Nasdaq: SKIL), a leading provider of content resources and complementary technologies for integrated enterprise learning, today announced that it has signed a definitive agreement to acquire NETg from The Thomson Corporation. Under the terms of the agreement, unanimously approved by the Board of Directors of SkillSoft and also by The Thomson Corporation, SkillSoft will pay approximately $285 million to acquire NETg.

The acquisition will add to SkillSoft's existing offerings in e-learning content, Referenceware(TM) and learning platform technology, through the addition of NETg's complementary offerings in live virtual ILT, blended learning, content authoring/LCMS technology, learning content and custom development services. The acquisition supports the company's overall strategy to continually increase the quality and flexibility of learning solutions available to corporate, government, education, and small-to-medium size business customers from SkillSoft. Also importantly, the addition of NETg capabilities will strengthen SkillSoft's ability to compete for a greater share of the $13.2 billion corporate training market that includes many larger players with more comprehensive product offerings.

"As our enterprise customer organizations are increasingly connecting their learning strategies to their overall business objectives, we find those organizations looking for a greater range of products and services. Our enterprise customers have many choices of suppliers to meet their ever-expanding needs, and we continuously look for ways to expand our capabilities to sustain and increase our competitiveness," said Chuck Moran, CEO of SkillSoft. "The combination of SkillSoft and NETg will immediately bring a wider range of solutions to the customers of both SkillSoft and NETg. In addition, by combining the two organizations we will be able to optimize our development focus and deliver a wider range of e-learning solutions to customers than either organization has delivered in the past. This is key to increasing our ability to compete with the many larger players in the global corporate training market."

Under the terms of the acquisition agreement, SkillSoft expects to issue approximately 11.1 million SkillSoft ADSs and $216 million in cash to Thomson, subject to certain adjustments at closing. The cash portion of the consideration will be financed through available cash balances and committed bank financing from Credit Suisse of approximately $180 million. SkillSoft retains the right to substitute additional cash at closing in exchange for ADS's to be delivered, at a value of $6.24 per share.

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FINANCIAL IMPACT

NETg offers many of the same financial and operating characteristics as SkillSoft's business model, including an annual recurring subscription-based licensing model for access to its learning resources library, a direct sales force distribution system complemented by resellers and telesales support, and a Global 2000 client base offering visibility through multi-year contracts and renewal rates. As a result, the acquisition is expected over time to support both SkillSoft's revenue predictability and growth. The acquisition will also help SkillSoft to reach critical mass and shorten its timeframe to approach its long term operating profitability objectives through incremental scalability and significant cost synergies.

Based on unaudited financial statements, consolidated revenue for the NETg business was approximately $160 million in 2005 with gross margins of approximately 72%. In addition to its core e-learning content, which in 2005 was approximately 74% of revenue, NETg also offers other products and services, including instructor-led training, custom consulting services, print-based content and third party content products. Following the closing, SkillSoft intends to evaluate selected business lines and channels of distribution to determine if they are consistent with the Company's long term growth and profitability objectives.

In connection with the transaction, SkillSoft will convert revenue recognition practices relating to all NETg subscription agreements to pro-rata revenue recognition as well as net accounting for custom contracts where appropriate, consistent with SkillSoft's financial reporting practices. As a result of purchase accounting, deferred revenue will be reduced. Finally, the company expects that certain customers common to both businesses may be entitled to volume pricing discounts based on the combined entities subscription value. Accordingly, these factors, together with normal business transition issues and any decisions relating to discontinued or divested operations, will impact the amount of revenue recognized under GAAP by SkillSoft on a going forward basis. SkillSoft anticipates the resulting reduction to NETg's historical revenue could be in the range of 25% to 35% excluding the impact of purchase accounting.

The acquisition is estimated to close in the first half of calendar 2007 (fiscal
2008). SkillSoft anticipates that at closing the company will accrue for transaction and integration costs along with purchase accounting adjustments, including a reduction of deferred revenue and the recording of other intangibles. Considering amortization of these intangibles as well as transaction and integration costs, the company expects the transaction to be dilutive to GAAP earnings in fiscal year 2008. However, SkillSoft expects the transaction will be significantly accretive to GAAP earnings in fiscal year 2009 as cost synergies are more fully realized. The final impact will depend on the timing of closing, which remains subject to regulatory approvals and other customary closing conditions, including the completion of year end audited financial statements by NETg. SkillSoft will provide specific guidance on the future operating results of the combined entity following the closing.

Credit Suisse is acting as financial advisor to SkillSoft on the transaction. WilmerHale provided legal counsel to SkillSoft on the transaction.

CONFERENCE CALL

In conjunction with the release, management will conduct a conference call Thursday, October 26 at 8:30 a.m. ET to discuss this announcement. Chuck Moran, President and Chief Executive Officer, and Tom McDonald, Chief Financial Officer, will host the call.

To participate in the conference call, local and international callers can dial
(973) 935-8510. The live conference call will be available via the Internet by accessing the SkillSoft Web site at http://www.skillsoft.com. Please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

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A replay will be available from 12:01 p.m. ET on October 26, 2006 until 11:59
p.m. ET on November 2, 2006. The replay number is (973) 341-3080, passcode:
8046760. A webcast replay will also be available on SkillSoft's Web site at http://www.skillsoft.com.

ABOUT SKILLSOFT

SkillSoft PLC (Nasdaq: SKIL) is a leading provider of e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft enables companies to maximize business performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies and support services.

Content offerings include business, IT, desktop and compliance courseware collections, as well as complementary content assets such as SkillSim(TM) simulations, KnowledgeCenter(TM) portals and online mentoring services. The Books24x7(R) division offers online access to more than 10,000 unabridged IT and business books in its Referenceware(R) collections, as well as book summaries, executive reports and best practices. Technology offerings include the SkillPort(R) learning management system, Search-and-Learn(R), SkillSoft(R) Dialogue(TM) virtual classroom, SkillView(R) competency management software and the Enterprise Learning Connection Suite(TM), a set of platform-neutral modules that can be used to create learning programs tailored to business needs.

SkillSoft courseware content described herein is for information purposes only and is subject to change without notice. SkillSoft has no obligation or commitment to develop or deliver any future release, upgrade, feature, enhancement or function described in this press release except as specifically set forth in a written agreement.

SkillSoft, the SkillSoft logo, Ahead of the Learning Curve, SkillPort, Search-and-Learn, SkillChoice, Books24x7, Referenceware, ITPro, BusinessPro, OfficeEssentials, GovEssentials, EngineeringPro, FinancePro, ExecSummaries, ExecBlueprints, Express Guide and Dialogue are trademarks or registered trademarks of SkillSoft PLC in the United States and certain other countries. All other trademarks are the property of their respective owners.

Statements in this press release regarding the acquisition of NETg by SkillSoft, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about SkillSoft's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability of SkillSoft to successfully integrate NETg's operations and employees; the ability to realize anticipates synergies and cost savings; competitive pressures; changes in customer demands or industry standards; adverse economic conditions; loss of key personnel; litigation; and the other risk factors disclosed under the heading "Risk Factors" in SkillSoft's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2006 as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of October 25, 2006. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.